Exhibit 99.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 31, 2007, by and between RICOCHET NETWORKS, INC., a Delaware corporation (“Seller”), CIVITAS WIRELESS SOLUTIONS, LLC, a Colorado limited liability company (“Buyer”), and is joined in by JUDI A. EVANS (“Buyer Member”).

RECITALS

A.           Buyer Member is the current President of Seller and desires to acquire the operating business from Seller through Buyer (which is majority owned by Buyer Member).

B.           Subject to the terms and conditions of this Agreement, Buyer desires to purchase and assume, and Seller desires to sell and transfer, substantially all of the current operating assets and liabilities of Seller.

C.           Buyer Member is joining in this Agreement for the purpose of accepting and agreeing to be bound by the terms hereof applicable to Buyer Member contained herein.

NOW, THEREFORE, in consideration of the foregoing premises (which are recitals only and not part of the binding Agreement), the mutual representations, covenants, and agreements hereinafter set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.

1.           DEFINITIONS.  As used herein, the following terms have the following meanings.  Other capitalized terms used in this Agreement but not defined in this Section 1 shall have the meanings given to them wherever such terms first appear in this Agreement.

(a)           “Assets” shall mean all of the assets of Seller (other than the Excluded Assets), each to the extent transferable.

(b)           “Assumed Contracts” shall mean all contracts, agreements, and other understandings of Seller, verbal or written, to which Seller is a party or by which Seller is bound or to which any of its assets or properties is subject that was entered into or came into effect on or before the Closing (as defined below); provided, however, the following shall not constitute or be a part of the Assumed Contracts:  (i) this Agreement; (ii) the Transaction Documents (as defined below); and (iii) any contracts, agreements or other understandings related to the Excluded Liabilities.

(c)           “Assumed Liabilities” shall mean all indebtedness, liabilities and obligations of Seller (other than the Excluded Liabilities) of any nature, kind, character or description whatsoever, arising from or due to actions or omissions occurring before or on the Closing, specifically including, without limitation, all obligations and responsibilities arising from or due to the Assumed Contracts (whether such obligations and responsibilities arise before or after the Closing).

(d)           “Bill of Sale and Assignment and Assumption Agreement” shall mean the Bill of Sale and Assignment and Assumption Agreement, in form and content substantially similar to Exhibit 1(d) hereto, to be signed and delivered at the Closing.

(e)           INTENTIONALLY OMITTED

(f)           “Excluded Assets” shall mean, and be limited to, the items listed on Schedule 1(f) hereto.

(g)           “Excluded Liabilities” shall mean, and be limited to, the indebtedness, liabilities and obligations of Seller listed on Schedule 1(g) hereto.

(h)           “Knowledge of Seller” shall mean, and be limited to, the actual knowledge of Robert E. Fitzgerald and David L. Renauld, but only to the extent that such persons have knowledge that Judi Evans does not have.

(i)           “Other IP Assets” shall mean the assets, ownership rights and licenses which are owned by Terabeam and which are being licensed or conveyed to Buyer at the Closing pursuant to the IP Assignment or the License Agreement.

(i)           “Terabeam” shall mean Terabeam, Inc., a Delaware corporation which owns all of the outstanding stock of Seller.

2.           PURCHASE OF ASSETS AND TRANSFER OF LIABILITIES.

(a)           Upon the terms and subject to the conditions of this Agreement, at the Closing, Buyer shall purchase and acquire, and Seller or Terabeam shall sell, assign, convey, and transfer, the Assets and the Other IP Assets.  Such purchase and sale shall be evidenced by the Bill of Sale and Assignment and Assumption Agreement, the IP Assignment and the License Agreement.

(b)           Upon the terms and subject to the conditions of this Agreement, Buyer, at and following the Closing, shall assume, perform, pay, and be responsible for the Assumed Liabilities.  Buyer shall not assume or be responsible for the Excluded Liabilities.  Such assumption shall be evidenced by the Bill of Sale and Assignment and Assumption Agreement.  It is expressly the intent of the parties that, from and after the Closing, Seller shall have no liabilities or obligations whatsoever except for (i) the Excluded Liabilities, (ii) liabilities and obligations arising under this Agreement and agreements contemplated herein to which Seller is a party, and (iii) liabilities and obligations created and undertaken by Seller after the Closing.

3.           PURCHASE PRICE AND ALLOCATION.

(a)           In addition to the assumption of the Assumed Liabilities, the consideration to Seller for the transactions contemplated by this Agreement (the “Purchase Price”) shall be (i) Two Hundred Thousand Dollars ($200,000); (ii) 300,000 membership units in Buyer (the

“Units”), which constitutes fifteen percent (15%) of the fully-diluted equity of Buyer as of the Closing; and (iii) the consideration described in Schedule 3(a).

(b)           The cash portion of the Purchase Price shall be paid as follows:  at the Closing, Buyer will pay Seller the sum of Two Hundred Thousand Dollars ($200,000) by certified check or wire transfer of immediately available funds;

(c)           On the Closing and upon Seller’s execution of a counterpart signature page to the Operating Agreement of Buyer in the form attached hereto as Exhibit 3(c)(i) (the “Operating Agreement”), Buyer shall deliver a membership certificate evidencing 300,000 Units in Buyer to Seller.  The parties shall execute a side letter substantially in the form attached hereto as Exhibit 3(c)(ii) (the “Side Letter”) which shall grant to Seller (i) anti-dilution protection for any subsequent equity (including securities convertible into equity) offerings of Buyer for the first year following the Closing in which (A) the gross proceeds received by Buyer are less than One Million Dollars ($1,000,000) or (B) the gross proceeds received by Buyer equal or exceed One Million Dollars ($1,000,000) in which case the anti-dilution protection shall be limited to the impact of only the first One Million Dollars ($1,000,000) of the offering, and (ii) a right to participate pro rata in any subsequent equity (including securities convertible into equity) offerings of Buyer after the Closing in excess of One Million Dollars ($1,000,000), subject to standard exclusions in either case.

(d)           Not later than sixty (60) days after the Closing, Buyer shall prepare and deliver to Seller copies of Form 8594 and any required exhibits thereto (collectively, the “Asset Allocation Statement”) allocating the Purchase Price among the Assets and the Other IP Assets in accordance with Section 1060 of the Internal Revenue Code and the Treasury regulations thereunder.  Seller shall have a period of thirty (30) days after delivery of the Asset Allocation Statement to present in writing to Buyer notice of any good faith objections Seller may have to the allocations set forth therein (an “Allocation Objection Notice”).  Unless Seller objects within such thirty (30) day period, the Asset Allocation Statement shall be binding on the parties.  If Seller shall raise any objections within such thirty (30) day period, Buyer and Seller shall negotiate in good faith and use their commercially reasonable efforts to resolve such dispute.  If the parties fail to agree within fifteen (15) days after the delivery of the Allocation Objection Notice, then the parties shall submit the Asset Allocation Statement and the Allocation Objection Notice to an independent accountant mutually agreeable to the parties (the “Accountant”) for resolution.  The Accountant shall resolve the dispute by selecting the proposed allocation submitted by either Buyer or Seller which in the sole judgment of the Accountant most accurately allocates the Purchase Price among the Assets and the Other IP Assets in accordance with their relative fair market values, but not by choosing any other formulation.  The Accountant shall render such decision and report to Buyer and Seller in writing, specifying the reason for its decision in reasonable detail, not later than thirty (30) days after the item has been referred to the Accountant.  The costs, fees and expenses of the Accountant shall be borne equally by Buyer and Seller.  The Purchase Price shall be allocated in accordance with the Asset Allocation Statement, as finally determined, and all income tax returns and reports filed by Buyer and Seller shall be prepared consistently with such allocation.

4.           CLOSING.  Subject to the conditions set forth in this Agreement, consummation (the “Closing”) for the purchase of the Assets, the assumption of the Assumed Liabilities, and the other transactions contemplated herein to take place at the Closing shall take place at the principal offices of Seller in Denver, Colorado, on July 31, 2007, at 11:59 p.m. Mountain Time or at such other date and place as the parties hereto may mutually agree.

5.           REPRESENTATIONS AND WARRANTIES OF SELLER.  Seller represents and warrants to Buyer as follows:

(a)           Due Organization and Authority.  Each of Seller and Terabeam is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.  Each of Seller and Terabeam has full power and authority to execute and deliver, and to consummate all transactions contemplated by, this Agreement and the other documents referred to herein to be delivered at the Closing as contemplated by this Agreement (the “Transaction Documents”) to which Seller or Terabeam is a party.

(b)           Due Authorization and Enforceability.  Each of Seller and Terabeam is duly authorized to execute and deliver this Agreement and the Transaction Documents to be executed and delivered by it before or at the Closing.  This Agreement and the Transaction Documents to be executed and delivered by Seller and Terabeam, as the case may be, at the Closing have or shall have been duly and validly executed and delivered by Seller or Terabeam, as the case may be, and constitute or shall constitute legal, valid, binding obligations of Seller and Terabeam, enforceable against Seller and Terabeam, as the case may be, in accordance with their respective terms.

(c)           No Violation of Certificate.  The execution, delivery and performance of this Agreement and the Transaction Documents by Seller and Terabeam have not and will not constitute a violation or breach under (i) their respective Certificate of Incorporation or By-Laws, or (ii) (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, (collectively, “Legal Requirements”) having jurisdiction over Seller or any of its assets or properties, or (B) any agreement or instrument to which either is a party or by which either is bound or to which any of their respective assets or properties is subject.

(d)           Brokers.  No broker, finder, investment banker or financial advisor has been retained on behalf of Seller or Terabeam in connection with the transactions contemplated hereby.

(e)           Assets.  Seller has good and marketable title to all of the Assets, free and clear of any liens or encumbrances created by Seller or its affiliates except as contemplated in this Agreement and the Transaction Documents (provided, however, that this representation does not cover any liens or encumbrances created by Buyer Member or of which Buyer Member has actual knowledge prior to the Closing).

(f)           Liabilities.  To the Knowledge of Seller, there is no litigation or other legal proceedings of any type whatsoever pending against any of the Assets or Seller.  To the

Knowledge of Seller, Seller is, and has been, in compliance in all material respects with all Legal Requirements applicable to Seller.

(g)           Disclosure.  No representation or warranty contained in this Section 5 or the accompany schedules contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

6.           REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER MEMBER.  Buyer and Buyer Member jointly and severally represent and warrant to Seller as follows:

(a)           Due Formation and Authority.  Buyer is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Colorado and has full power and authority to execute and deliver, and to consummate all transactions contemplated by, this Agreement.  True, correct and complete copies of the Articles of Organization and Operating Agreement of Buyer in effect as of the date of this Agreement have been provided to Seller.  The Articles of Organization and Operating Agreement of Buyer and the Side Letter are the only documents pursuant to which Buyer was formed and the internal affairs of, management of, and ownership in Buyer are controlled and governed.

(b)           Buyer Equity Interests.  Schedule 6(b) sets forth (i) the authorized equity (in all classes and forms) of Buyer; (ii) the types and quantities of each type, class, or series of equity of Buyer issued and outstanding; (iii) the holders (by type and quantity) of all outstanding equity of Buyer; and (iv) the types and quantities of each type, class, or series of equity of Buyer issuable and/or reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any type of equity interest of Buyer.  All of the issued and outstanding equity of Buyer has been duly authorized and was issued in compliance with applicable state and federal securities law and any rights of third parties.  Except as set forth in the Operating Agreement or the Side Letter, no person or entity is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of Buyer.  Except as described in the Operating Agreement, there are no outstanding warrants, options, convertible securities, or other rights, agreements, or arrangements of any character under which Buyer is or may be obligated to issue any equity securities of any kind and Buyer is not currently in negotiations for the issuance of any equity securities of any kind.  Except as set forth in the Operating Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among Buyer and any of the securityholders of Buyer relating to any securities of Buyer held by them.

(c)           Due Authorization and Enforceability.  Buyer is duly authorized to execute and deliver this Agreement and the Transaction Documents to be executed and delivered by it before or at the Closing.  This Agreement and the Transaction Documents to be executed and delivered by Buyer or Buyer Member, as the case may be, at the Closing have or shall have been duly and validly executed and delivered by Buyer or Buyer Member, as the case may be, and constitute or shall constitute legal, valid, binding obligations of Buyer or Buyer Member, as the case may be, enforceable against such parties in accordance with their respective terms.

(d)           No Violation of Constating Documents and Other Agreements.  The execution, delivery and performance of this Agreement and the Transaction Documents by Buyer and Buyer Member thereto will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) Buyer’s Articles of Organization or Operating Agreement, or (ii) (A) any Legal Requirements having jurisdiction over Buyer, Buyer Member, or any of their assets or properties, or (B) any agreement or instrument to which Buyer or Buyer Member is a party or by which Buyer or Buyer Member is bound or to which any of their assets or properties is subject.

(e)           Brokers.  No broker, finder, investment banker or financial advisor has been retained on behalf of Buyer or Buyer Member in connection with the transactions contemplated hereby.

(g)           Inspections.  Each of Buyer and Buyer Member is an informed, sophisticated business entity capable of understanding and evaluating the merits and risks of the business of Seller.  Each of Buyer and Buyer Member has engaged such experts, counsel, consultants and advisors, has undertaken such independent investigation, has made such independent evaluation and has been provided with access to such documents and personnel of Seller, each as it has deemed necessary or appropriate.  Each of Buyer and Buyer Member acknowledges that it is entering into this Agreement and the transactions contemplated hereby based on its own independent investigation and the specific terms of this Agreement, that neither Seller nor anyone on its behalf has made any representation, express or implied, and neither Buyer nor Buyer Member is relying on any representation, other than those expressly set forth in Section 5 of this Agreement.  IT IS THEREFORE EXPRESSLY UNDERSTOOD AND AGREED THAT BUYER ACCEPTS THE CONDITION OF THE ASSETS AND ASSUMED LIABILITIES “AS IS, WHERE IS” WITHOUT ANY REPRESENTATION, WARRANTY OR GUARANTEES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR OTHERWISE AS TO THE CONDITION, SIZE, EXTENT, QUANTITY, TYPE OR VALUE OF SUCH ITEMS, EXCEPT ONLY AS MAY BE OTHERWISE SPECIFICALLY PROVIDED IN SECTION 5 OF THIS AGREEMENT, AND SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL SUCH OTHER REPRESENTATIONS, WARRANTIES, AND GUARANTEES.

(h)           Adequate Capitalization.  Buyer has sufficient assets and working capital to operate the Assets and Assumed Liabilities as presently contemplated by Buyer.

(j)           Disclosure.  No representation or warranty contained in this Section 6 or the accompany schedules contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

7.           CONDITIONS PRECEDENT TO BUYER’S AND BUYER MEMBER’S OBLIGATIONS.  The obligations of Buyer and Buyer Member hereunder are subject to the satisfaction of the following conditions on or before the date of the Closing, the compliance with or occurrence of which may be waived, but only in writing, by Buyer:

(a)           Representations and Warranties True at the Closing.  The representations and warranties of Seller contained in this Agreement shall be true on and as of the date of the Closing with the same effect as if made on and as of such date.

(b)           Performance of Agreement and Conditions.  Seller shall have performed, complied with and satisfied all agreements and conditions required by this Agreement to be performed, complied with or satisfied by it prior to the Closing.

(c)           No Injunction.  On the date of the Closing, there shall be no effective injunction, writ, preliminary or temporary restraining order or any other order of any nature issued by a court or other governmental body or agency directing that the transactions provided for herein, or any of them, not be consummated as herein provided.

(d)           Delivery of Documents.  Seller and its affiliates shall have delivered the documents required to be delivered by such party in accordance with Section 9 of this Agreement.

8.           CONDITIONS PRECEDENT TO SELLER’S OBLIGATIONS.  The obligations of Seller hereunder are subject to the satisfaction of the following conditions on or before the date of the Closing, the compliance with or occurrence of which may be waived, but only in writing, by Seller:

(a)           Representations and Warranties True at the Closing.  The representations and warranties of Buyer and Buyer Member contained in this Agreement shall be true on and as of the date of the Closing with the same effect as if made on and as of such date.

(b)           Performance of Agreement and Conditions.  Buyer and Buyer Member shall have performed, complied with and satisfied all agreements and conditions required by this Agreement to be performed, complied with or satisfied by them prior to the Closing.

(c)           No Injunction.  On the date of the Closing, there shall be no effective injunction, writ, preliminary or temporary restraining order or any other order of any nature issued by a court or other governmental body or agency directing that the transactions provided for herein, or any of them, not be consummated as herein provided.

(d)           Delivery of Documents.  Buyer shall have delivered the documents required to be delivered by such party in accordance with Section 9 of this Agreement.

9.           DOCUMENTS AT THE CLOSING.  At the Closing, the following documents shall be executed and delivered by the designated parties:

(a)           by Buyer:

(i)           this Agreement;

(ii)           the Bill of Sale and Assignment and Assumption Agreement;

(iii)           Buyer’s Articles of Organization, the Operating Agreement, and the Side Letter;

(iv)           an intellectual property transfer and license agreement in form and content substantially similar to Exhibit 9(a)(iv) hereto (the “IP Assignment”);

(v)           a license agreement in form and content substantially similar to Exhibit 9(a)(v) hereto (the “License Assignment”);

(vi)           a product purchase agreement in form and content substantially similar to Exhibit 9(a)(vi) hereto (the “Product Purchase Agreement”); and

(vii)           the original vehicle title for the Van identified by VIN # 1GCFG15X351208294.

(b)           by Seller and its affiliates:

(i)           this Agreement;

(ii)           the Bill of Sale and Assignment and Assumption Agreement;

(iv)           the IP Assignment;

(v)           the License Agreement;

(vi)           the Product Purchase Agreement;

(vii)           the Operating Agreement; and

(vii)           the Side Letter.

10.           COVENANTS.

(a)           Employees.  Effective immediately prior to the Closing, Seller shall terminate all of Seller’s current employees.  Seller shall remain liable for all accrued amounts owed to such employees through the Closing, other than the accrued PTO for its current employees (which shall be the responsibility of Buyer and relating to which Buyer shall deliver such documentation as may be reasonably requested by Seller demonstrating satisfaction of these obligations).  Effective immediately upon the Closing and the termination of their employment by Seller, Buyer shall offer to hire all of Seller’s current employees on substantially comparable employment terms, measured in the aggregate.

(b)           Contractual Consents.  With respect to the Assumed Contracts, (i) Seller shall be responsible for any payment or other obligations arising prior to the Closing that were scheduled to be performed under those Assumed Contracts prior to the Closing and that relate solely to the operations of Seller prior to the Closing; (ii) Buyer will pay and perform all other payment and other obligations arising under such Assumed Contracts promptly as and when required and in compliance with those agreements, (iii) Buyer shall not increase or permit to be increased, by action or omission, Seller’s obligations under any of the Assumed Contracts (whether by extension, renewal of term, amendment of obligations, or other actions or omissions), and (iv) Buyer and Seller agree to work together, and use commercially reasonable efforts, if required by such Assumed Contract, to obtain a consent to the assignment from Seller to Buyer as promptly as possible following the Closing.  In addition, Buyer and Seller agree to work together, and use commercially reasonable efforts, to interact and negotiate with any and all other third parties under the Assumed Contracts to obtain a novation and/or release of Seller from any and all obligations thereunder (pursuant to documentation reasonably acceptable to both Seller and Buyer).  If, within sixty (60) days following the Closing, the parties have been unable to obtain (A) a novation or release for Seller under any Assumed Contract (other than the Assumed Contracts with the municipalities listed on Schedule 10(b) which are referred to herein as the “Municipal Contracts”))as contemplated in this Section 10(b) that as of the Closing had an aggregate amount payable or cost of remaining performance thereunder of Five Thousand Dollars ($5,000) or more (including, in each case, any costs arising upon termination or expiration of such Assumed Contract) and (B) the consent to the assignment and assumption of each Assumed Contract by Buyer (to the extent required by each Assumed Contract), Seller shall have the right to direct Buyer to promptly terminate such contract for which a novation, release, and/or assignment has not been obtained (and Buyer shall do so) or to terminate such contract itself and Buyer shall be responsible for all expenses arising from and/or due to such termination.  If, after sixty (60) days following the Closing, the parties have been unable to obtain a novation and/or release of Seller under, and an assignment of, any Municipal Contract, Seller and Buyer shall engage in good faith negotiations concerning the best actions to be taken with respect to any such Municipal Contract and shall use their good faith best efforts to implement such actions with a goal of ending Seller’s obligations with respect to such Municipal Contract while enabling Buyer to continue to enjoy the benefits of such Municipal Contract.

11.           INDEMNIFICATION.

(a)           Buyer’s and Buyer Member’s Obligation.  Buyer agrees to, and does hereby, indemnify and hold harmless Seller and its affiliates and each of their respective officers, directors, partners, employees, agents, successors and assigns (as a group, “Representatives”) from and against any and all demands, claims, actions, causes of action, assessments, losses, obligations, damages, liabilities, fines, costs and expenses, including, without limitation, interest, penalties, and reasonable attorneys fees and expenses (collectively “Damages”), that Seller or its Representatives may suffer resulting from, arising out of or in any way relating to (i) any misrepresentation in or breach or non-fulfillment of any representation or warranty of Buyer or Buyer Member or breach or non-fulfillment of any covenant, obligation, or agreement of Buyer or Buyer Member contained herein or (ii) any of the Assumed Liabilities.

(b)           Seller’s Obligation.  Seller agrees to, and does hereby, indemnify and hold harmless Buyer and Buyer Member and Representatives of Buyer or Buyer Member from and against any and all Damages that Buyer, Buyer Member, or Representatives of either may suffer resulting from, arising out of or in any way relating to (i) any misrepresentation in or breach or non-fulfillment of any representation or warranty of Seller or breach or non-fulfillment of any covenant, obligation or agreement of Seller contained herein or (ii) any of the Excluded Liabilities (including any claims asserted under any principle or theory of successor or transferee liability) or Excluded Assets.

(c)           Notice.  No right to indemnification hereunder shall be available to any party seeking indemnification (“Indemnitee”) unless the Indemnitee shall have provided, promptly after acquiring knowledge of the existence of a claim (or facts that might reasonably be expected to give rise to a claim in the future), the person from whom indemnification is sought (“Indemnitor”) a written notice describing in reasonable detail the facts giving rise to the claim (or facts that might reasonably be expected to give rise to a claim in the future) for indemnification hereunder and enclosing a copy of any papers served upon the Indemnitee, if any.  Failure to promptly give notice shall reduce (not eliminate) Indemnitor’s obligations under this Section 11(c) only to the extent that Indemnitor’s obligations are directly increased due to the delay.

(d)           Procedure.  In the event that indemnification is sought for third party claims (a “Third Party Claim”), Indemnitor will have the right at any time to assume and thereafter to conduct at its expense the defense of the Third Party Claim with counsel of Indemnitor’s choice (reasonably satisfactory to Indemnitee); provided, however, that Indemnitor shall not consent to the entry of a judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Indemnitee (which consent will not be unreasonably withheld) unless (i) the judgment or settlement involves only the payment of monetary damages and does not impose an injunction or other equitable relief upon Indemnitee and (ii) Indemnitor pays or causes to be paid all amounts arising out of the judgment or settlement concurrently with the effectiveness thereof.  If Indemnitor assumes the defense of the Third Party Claim it shall allow Indemnitee a reasonable opportunity to participate in the defense thereof at Indemnitee’s expense with counsel of Indemnitee’s choice.  If the Indemnitor does not assume the defense of the action, then Indemnitee may defend the action in any manner it may reasonably deem appropriate; provided, however, that it shall allow Indemnitor a reasonable opportunity to participate in the defense thereof at Indemnitor’s expense with counsel of the Indemnitor’s choice.  The party conducting the defense of an action shall at all times reasonably  and diligently pursue the resolution thereof and shall at all times act in good faith and with reasonable prudence to minimize the Damages as though these were for its own account.

(e)           Cooperation.  A party seeking indemnification for a third party claim shall, and shall cause its Representatives to, offer reasonable assistance in the defense of the claim.

12.           PAYMENT OF EXPENSES.  Except as otherwise provided herein, regardless of whether the transactions provided for herein are consummated, each of the parties hereto shall pay all costs and expenses (including, without limitation, all fees and expenses of their respective counsel) incurred by them with respect to this Agreement and the transactions set forth herein and contemplated hereby.  All sales and transfer taxes, and all recording, filing and other fees

(including any penalties or interest), incurred in connection with this Agreement and the transactions contemplated hereby will be borne by Buyer.

13.           MISCELLANEOUS.

(a)           Transition Assistance. Upon the execution of this Agreement and thereafter, the parties hereto shall do such things as may be reasonably requested by the other parties hereto in order to more effectively consummate or document the transactions contemplated by this Agreement and the Transaction Documents.  Without limiting the generality of the foregoing, Buyer and Buyer Member shall assist Seller as requested, without cost, in addressing, minimizing, and resolving the Excluded Liabilities.

(b)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated:  (i) by personal delivery when delivered; (ii) by overnight courier upon written verification of receipt; (iii) by facsimile transmission when confirmed by facsimile transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt.  All notices must be sent to the addresses described below or to such other address that the receiving party may have provided for the purpose of notice in accordance with this Section.

(i)           If to Buyer or Buyer Member:

Ms. Judi A. Evans
1400 Glenarm Place
Denver, CO 80202
Facsimile:  (303) 696-9155

with a required copy to (which shall not constitute notice):

Kamlet Shepherd & Reichert, LLP
1515 Arapahoe Street
Tower 1, Suite 1600
Denver, CO 80202
Attn:  Lee Reichert
Facsimile:  (303) 825-1185

           (ii)           If to Seller:

Mr. Robert E. Fitzgerald
2115 O’Nel Drive
San Jose, CA  95131
Telephone:  (408) 731-2700
Facsimile: (408) 392-9153

with a required copy to:

David L. Renauld
881 North King Street
Suite 100
Northampton, MA  01060
Facsimile:  (413) 584-2685

(c)           Entire Agreement and Modification.  This Agreement (together with the exhibits and schedules attached hereto and hereby incorporated herein) is intended as a final, complete and exclusive statement of the terms and conditions of the agreement of the parties with respect to the subject matter hereof.  No modification, rescission, termination or attempted waiver of any of the terms, provisions or conditions of this Agreement shall be valid unless in writing and signed by the party against which enforcement is sought.

(d)           Assignees and Successors.  This Agreement shall apply to, shall be binding in all respects upon, and shall inure to the benefit of, the respective successors, assigns, heirs and legal representatives of the parties hereto.

(e)           Action Taken at the Closing.  Except as otherwise indicated by the stated date and/or time of a document, the execution and delivery of this Agreement, all actions to be taken and transactions to occur in connection with this Agreement at the Closing, and the consummation at the Closing of certain acts and transactions to which reference is made in this Agreement, are to be considered effected simultaneously as part of a number of interrelated transactions, and all deliveries of documents and other acts at the Closing are to be deemed to have been made in escrow until all transactions referred to in, and relating to, this Agreement which are to take place at the Closing have been completed.

(f)           Time of Essence.  With respect to all time periods and duties set forth in this Agreement, time is of the essence.

(g)           Governing Law.  This Agreement shall be governed and construed in accordance with the substantive laws of the State of Delaware without regard to any principles of conflicts of law.

(h)           Counterparts.  This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.  This Agreement may be executed by facsimile signature or electronic exchanges of documents bearing a scanned signature, and a facsimile or copy of a signature is valid as an original.

(i)           Records.  To the extent that documents and other materials (in paper or electronic form) of Seller are transferred to Buyer, Buyer, as reasonably requested by Seller from time to time, will permit Seller and its Representatives to review such documents and other materials and make copies thereof at Seller’s cost.

(j)           Publicity.  Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by Buyer, Buyer Member or

Seller without the prior consent of Seller (in the case of a release or announcement by Buyer or Buyer Member) or Buyer (in the case of a release or announcement by Seller or Terabeam) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case Seller or Buyer, as the case may be, shall allow Buyer or Seller, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.  Buyer and Buyer Member specifically acknowledge that Seller’s parent company, Terabeam, may be required to file this Agreement and other agreements and transactions contemplated hereby (with summary descriptions thereof) with the Securities and Exchange Commission and hereby consent to and approve such filing.

(k)           No Third-Party Rights.  This Agreement is not intended to and does not create any rights in favor of any person not a party hereto.

(l)           Severability.   If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(m)           Bulk Sales.  To the extent permitted by applicable law, each of Buyer, Buyer Member and Seller hereby waive compliance by Buyer and Seller with any bulk sales law and other similar law in any applicable jurisdiction with respect to the transactions contemplated by this Agreement.

(n)           Waiver of Jury Trial.  EACH OF BUYER, BUYER MEMBER AND SELLER HEREBY IRREVOCABLY, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON THIS AGREEMENT, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE TRANSACTIONS WHICH THIS AGREEMENT EVIDENCES OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THEM RELATING HERETO.

(o)           Disputes.  If a dispute arises out of this Agreement, or the interpretation, breach, termination or validity thereof, each of the parties agrees to first request a meeting of senior management of the parties in a written notice that references this paragraph.  That meeting shall occur at a mutually agreeable time and place within twenty (20) days of any such written notice.  Neither party shall assert any claim of laches, waiver, estoppel, or the like based on the time elapsed by following this procedure.  If the dispute is unresolved in whole or in part within twenty (20) days of such meeting, either party may commence a legal proceeding.  Each party hereby irrevocably agrees that any legal action or proceeding by or against it arising out of this Agreement or the transactions contemplated hereby shall be brought only in the courts of the State of Delaware in and for the County of New Castle or (if it has jurisdiction) the U.S. District Court for the District of Delaware.  Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any such state or federal court in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them by mailing copies thereof by registered United States mail, postage prepaid, to their address as specified in or pursuant to Section 13(b) or in any manner authorized by the laws of the State of Delaware for such persons, and waives and covenants not to assert or plead any objection which they might otherwise have to such forum, such jurisdiction, and such process.

[SIGNATURE PAGE(S) TO FOLLOW]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the day and year first written above.

RICOCHET NETWORKS, INC.

By: /s/ David L. Renauld
Name: David L. Renauld
Title: Vice President

CIVITAS WIRELESS SOLUTIONS, LLC

By: /s/ Judi A. Evans
Name: Judi A. Evans
Title: Manager

/s/ Judi A. Evans
Judi A. Evans